UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 8, 2015
(Date of earliest event reported)	July 8, 2015

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01		Regulation FD Disclosure

On July 8, 2015, ONE Gas, Inc. (NYSE: OGS) announced that its Oklahoma Natural Gas division filed a request with the Oklahoma Corporation Commission (OCC) for an increase in base rates, reflecting system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution system. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

ONE Gas, Inc. (NYSE: OGS) announced today that its Oklahoma Natural Gas division filed a request with the OCC for an increase in base rates, reflecting system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution system.

Oklahoma Natural Gas’ request, if approved, represents an increase of $50.4 million in base rates and is based on a 10.5 percent return on equity, unchanged from the previous general rate case in 2009. This filing requests the continuation, with certain modifications, of the Performance Based Rate Change plan (PBRC) that was established in 2009. Additionally, the common equity ratio requested is 60.5 percent based on ONE Gas’ actual equity ratio as of December 31, 2014, with debt costs of 3.95 percent.

The proposed rate increase would result in a typical residential customer paying $4.98 per month more for the utility’s natural gas delivery service.

The filing represents a rate base of approximately $1.2 billion, compared with $980 million included in the PBRC filing in 2014. The change in rate base includes capital expenditures of $155 million.

In accordance with Oklahoma law, the OCC has 180 days to consider Oklahoma Natural Gas’ proposed rate changes.

The company’s last general rate request filing in Oklahoma was in June 2009 with new rates approved in December 2009. In 2012 and 2014, Oklahoma Natural Gas received approval for new rates under the PBRC mechanism.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONE Gas, Inc. dated July 8, 2015.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	July 8, 2015	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated July 8, 2015.